Delaware The First State Page 1 7983570 8100 Authentication: 203072727 SR# 20250810203 Date: 03-04-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ABACUS LIFE, INC.”, CHANGING ITS NAME FROM "ABACUS LIFE, INC." TO "ABACUS GLOBAL MANAGEMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY- SEVENTH DAY OF FEBRUARY, A.D. 2025, AT 6:15 O`CLOCK P.M.